COMMON STOCK

THE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 05969A 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $1.00 PER SHARE, OF THE COMMON STOCK OF

THE BANCORP, INC.

(hereinafter called the Corporation) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware, the Certificate of Incorporation and Bylaws of the Corporation and any and all amendments thereto (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate, by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

SECRETARY

THE BANCORP, INC. CORPORATE SEAL DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: C. SHARKEY: 302-731-7068
/ ETHER 19 / LIVE JOBS / B / BANCORP, INC. / 17294 FACE

PRODUCTION COORDINATOR: VERONICA GUATTI: 931-490-1706
PROOF OF SEPTEMBER 21, 2004
THE BANCORP, INC.
TSB 17294 FACE
OPERATOR: Ron/TERESA
REV. 1

THE BANCORP, INC.

The Bancorp, Inc. will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________________ do hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

______________________________ Shares

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

____

Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ ______________________

Signature(s) Guaranteed: ______________________

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, saving and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. rule 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.